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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to 14a-12
THE J. JILL GROUP, INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
to be held on June 1, 2001
and
PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

April 19, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of The J. Jill Group, Inc. The meeting will be held at our new executive offices at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Friday, June 1, 2001, beginning at 10:00 a.m., local time.

    As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

    Thank you for your cooperation, continued support and interest in The J. Jill Group, Inc.

                      Sincerely,

                      Gordon R. Cooke
                       President and Chief Executive Officer

THE J. JILL GROUP, INC.
Notice of Annual Meeting of Stockholders
To Be Held June 1, 2001

    Notice is hereby given that the Annual Meeting of Stockholders of The J. Jill Group, Inc. (the "Company") will be held at the offices of the Company, 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Friday, June 1, 2001, beginning at 10:00 a.m., local time for the following purposes:

  1.
  To consider and vote upon the election of three Class B Directors;

  2.
  To act upon a proposal to amend the Company's Restated Certificate of Incorporation, as amended to date, to increase the Company's authorized Common Stock from 15,000,000 shares to 30,000,000 shares;

  3.
  To act upon a proposal to approve the 2001 Incentive and Non-Statutory Stock Option Plan of The J. Jill Group, Inc., under which an aggregate of 1,000,000 shares of the Company's Common Stock will be made available for option grants; and

  4.
  To transact such further business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 3, 2001 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,
                      /s/ David R. Pierson
                      David R. Pierson
                       Secretary

Boston, Massachusetts
April 19, 2001

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or
not you plan to attend the Annual Meeting.

THE J. JILL GROUP, INC.
4 Batterymarch Park
Quincy, Massachusetts 02169-7468
(617) 376-4300
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2001

    This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 19, 2001 in connection with the solicitation by the Board of Directors of The J. Jill Group, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Friday, June 1, 2001, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

    The Board of Directors of the Company (the "Board") has fixed the close of business on April 3, 2001, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 11,866,662 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to cast 11,866,662 votes.

    The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

    The Class B Directors will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to these elections shall not count as votes for or against such elections. The approval of the proposals to amend the Company's Restated Certificate of Incorporation and to approve the Company's 2001 Incentive and Non-Statutory Stock Option Plan (the "2001 Plan") will each require the affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting. Abstentions as to these proposals will count as being present and represented at the Annual Meeting and entitled to vote, and will be included in calculating the number of votes cast on these proposals (and thus will have the effect of "no" votes). Broker non-votes will not be included in calculating the number of votes cast on these proposals.

    Votes will be tabulated by the Company's transfer agent, Equiserve Limited Partnership.

PROPOSAL ONE
ELECTION OF DIRECTORS

    The Board is divided into three classes, labeled Class A, Class B and Class C, each containing, insofar as possible, an equal number of directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified, with the term of one of the three classes expiring each year at the Company's annual meeting or special meeting in lieu thereof.

    The Board currently consists of six directors: two Class A Directors, two Class B Directors and two Class C Directors.

    The Company's current Class B Directors are Brett D. Heffes and Ruth M. Owades. Their terms as directors will expire at the Annual Meeting. The Company's current Class C Directors are Gordon R. Cooke and Thomas J. Litle. Their terms as directors will expire at the Company's 2002 annual meeting of stockholders or special meeting in lieu thereof. The Company's current Class A directors are William E. Engbers and Samuel L. Shanaman. Their terms as directors will expire at the Company's 2003 annual meeting of stockholders or special meeting in lieu thereof.

    The Board has set the number of directors constituting the entire Board for the year following the Annual Meeting at seven and has nominated Mr. Heffes, Ms. Owades and Jonathan P. Ward for election as Class B Directors, to serve until the Company's 2004 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

    The nominees have agreed to serve as Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

    The Board recommends that you vote FOR the election of Mr. Heffes, Ms. Owades and Mr. Ward as Class B Directors.

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the Company:

Name	Age	Position
Gordon R. Cooke	55	President, Chief Executive Officer and Chairman of the Board of Directors; Director
Dennis J. Adomaitis	50	President of The Birch Pond Group, Inc.
Olga L. Conley	43	President of Corporate Services, Chief Financial Officer and Treasurer
John J. Hayes	45	President of J. Jill Direct, Inc.
Patricia C. Lee	37	President—J. Jill Merchandising
Peter J. Tulp	47	Vice President/Controller
William E. Engbers (1)(2)	58	Director
Brett D. Heffes *(2)	33	Director
Thomas J. Litle (2)	60	Director
Ruth M. Owades *(1)	52	Director
Samuel L. Shanaman	59	Director
Jonathan P. Ward	46	Nominee for election as a Director

*
Nominee for re-election as a Director.

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

    Gordon R. Cooke has been President and Chief Executive Officer of the Company and a director since joining the Company in December 1995 and Chairman of the Board of Directors since August 1997. Mr. Cooke served as President of Time-Warner Interactive Merchandising, a division of Time Warner Inc., a media conglomerate, from November 1993 until December 1995.

    Dennis J. Adomaitis has been President of The Birch Pond Group, Inc., a wholly-owned subsidiary of the Company, since June 2000. From March 1999 until June 2000, Mr. Adomaitis served the Company as President—J. Jill Retail. From 1990 until joining the Company, Mr. Adomaitis served in a variety of positions at Time Warner Inc., including Executive Vice President from January 1997 until March 1999 and Senior Vice President from January 1996 until January 1997 of the Warner Bros. Studio Stores International Division and Senior Vice President—Operations of the Warner Bros. Studio Stores Division from January 1992 until January 1996.

    Olga L. Conley has been President of Corporate Services since March 2001, Chief Financial Officer since August 1997 and Treasurer since August 1993. She also served as Senior Vice President—Finance from May 1998 until March 2001 and as Vice President of Finance from June 1996 until May 1998.

    John J. Hayes has been President of J. Jill Direct, Inc., a wholly-owned subsidiary of the Company, since June 2000. From May 1996 until June 2000, Mr. Hayes served the Company as Executive Vice President of Marketing. From September 1990 until May 1996, Mr. Hayes served as Vice President, Marketing and Catalog Production, of Bloomingdale's By Mail, a division of Federated Department Stores, Inc.

    Patricia C. Lee has been President—J. Jill Merchandising since March 1999. She also served as Executive Vice President—J. Jill from May 1998 until March 1999, as Vice President—J. Jill from December 1996 until May 1998 and as Director of Merchandising from November 1994 until December 1996.

    Peter J. Tulp joined the Company in August 1997 as Corporate Controller and has been Vice President/Controller since May 1998. From July 1994 until August 1997 Mr. Tulp was Group Controller of Mercer Management Consulting, Inc., an international general management consulting firm. From August 1993 until June 1994 he was Assistant Corporate Controller of Bolt Beranek and Newman, Inc., an international computer software and communications company.

    William E. Engbers has been a director of the Company since July 1990. He is a venture capital consultant and was Director, Venture Capital of Allstate Insurance Company from June 1989 until January 1999. Mr. Engbers is a director of La Jolla Pharmaceutical Company.

    Brett D. Heffes has been a director of the Company since April 2000. Since July 2000, Mr. Heffes has been Chief Financial Officer and Treasurer of Applied Epi, Inc., a leading provider of epitaxy equipment for the compound semiconductor industry. From January 1998 to July 2000, Mr. Heffes held a number of positions, most recently Vice President—Corporate Development and Treasurer, with Department 56, Inc., a designer and marketer of giftware and collectibles. From May 1992 to December 1997, Mr. Heffes held a number of positions, most recently Principal, with Wessels, Arnold & Henderson, L.L.C., an investment banking firm.

    Thomas J. Litle has been a director of the Company since May 1997. Since 1995 Mr. Litle has been the Chairman of OrderTrust, Inc. (formerly known as LitleNet LLC), a company which he founded and which provides commerce services, including order management and consumer purchase and incentive tracking services, to direct marketers, retailers and loyalty program promoters. From 1985 to 1995, he was Chairman and Chief Executive Officer of Litle & Company, which provided information sharing, payment processing and electronic network services for the direct marketing industry. Mr. Litle is a director of SkyMall, Inc.

    Ruth M. Owades has been a director of the Company since May 1997. Since 1988, Ms. Owades has been Chairman of Calyx & Corolla, Inc., a catalog business which she founded and which offers consumers fresh-cut flowers and plants. From 1988 until March 2001, Ms. Owades was Chief Executive Officer of Calyx & Corolla, Inc., and from 1988 until February 2000, Ms. Owades was President of Calyx & Corolla, Inc. Ms. Owades is a director of Providian Financial Corporation, a consumer lender.

    Samuel L. Shanaman has been a director of the Company since July 1990. Since mid-1998, Mr. Shanaman has been Managing Director of Logan Enterprises, a private investment venture. From June 1990 until March 1998 he held a number of positions with the Company, including President and Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Operating Officer, Executive Vice President and Vice President—Finance.

    Jonathan P. Ward has been nominated by the Board for election as a director of the Company at the 2001 Annual Meeting of Stockholders. Since February 2001, Mr. Ward has been President and Chief Executive Officer of The ServiceMaster Company, as well as a member of that company's Board of Directors and Executive Committee. The ServiceMaster Company is a leading provider of outsourcing of maintenance services, including lawn care and landscaping, termite and pest control, plumbing, heating and air conditioning maintenance and repair, appliance maintenance and repair, cleaning, plant maintenance and supportive management. From November 1977 until January 2001, Mr. Ward held a number of positions, most recently President and Chief Operating Officer, with R.R. Donnelly & Sons Company, a commercial printer.

    The Company's executive officers are elected by the Company's directors (or the directors of the Company's wholly-owned subsidiaries) and hold office until the first directors' meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.

Committees and Meetings of the Board

    During the Company's fiscal year ended December 30, 2000 ("fiscal 2000"), the Board met four times and acted by unanimous written consent three times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he or she served.

    The Board currently has two standing committees, the Audit Committee and the Compensation Committee. The Board currently does not have a nominating committee.

    The Audit Committee (currently composed of Mr. Engbers (Chairman), Mr. Litle and Mr. Heffes) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent accountants. The Audit Committee met once during fiscal 2000. In addition, Mr. Engbers, the Chairman of the Audit Committee, reviewed the Company's quarterly financial reports for fiscal 2000, including the quarterly financial statements contained therein, and discussed them with management and the Company's independent accountants, before they were filed with the SEC.

    The Compensation Committee (currently composed of Mr. Engbers (Chairman) and Ms. Owades) makes general policy decisions relating to compensation and benefits for the employees of the Company, including decisions with respect to compensation for the executive officers of the Company and its subsidiaries, and administers the Company's stock option and employee stock purchase plans. The Compensation Committee met four times during fiscal 2000 and acted three times by unanimous written consent. Mr. Shanaman served on the Compensation Committee from March 2000 until March 2001.

INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS

Report of the Audit Committee

    All three directors who are members of the Audit Committee are "independent" of the Company and management, as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

    The responsibilities of the Audit Committee are to: (a) assist in the selection, evaluation and, where appropriate, replacement of the Company's independent accountants; (b) review the appropriateness of the fees to be paid to the Company's independent accountants; (c) review the scope and results of audits; (d) review the adequacy and effectiveness of the accounting and financial controls of the Company; (e) inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company; (f) review at the completion of the annual audit: (1) the Company's annual financial statements and related footnotes contained in the annual report to shareholders and the Company's compliance with applicable SEC requirements; (2) the independent accountants' audit of the financial statements and their report thereon; (3) any changes in accounting principles; and (4) other matters related to the conduct of the audit as are to be communicated to the Committee under generally accepted auditing standards; (g) receive from the Company's independent accountants a formal written statement delineating all relationships between such accountants and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with such accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and take, or recommend that the Board take, appropriate action to oversee the independence of such accountants; (h) review quarterly financial reports before they are filed with the SEC or other regulators; (i) review legal and regulatory matters of a financial nature that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators; and (j) prepare a letter or statement for inclusion in the annual report or annual proxy statement to the shareholders that describes the Committee's composition and responsibilities, and how such responsibilities were discharged.

    In fulfilling its responsibilities, the Audit Committee discussed with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors for fiscal 2000, the overall scope and plans for PwC's audit of the Company's financial statements for fiscal 2000. The Audit Committee met with PwC, with and without management present, to discuss the results of PwC's examinations, PwC's evaluations of the Company, its internal controls, and the overall quality of the Company's financial reporting.

    The Audit Committee reviewed the Company's audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of PwC's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with PwC, as well as other matters related to PwC's independence from management and the Company.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 30, 2000 for filing with the Securities and Exchange Commission.

    The Chairman of the Audit Committee reviewed the Company's quarterly financial reports for fiscal 2000 and discussed them with management and PwC before they were filed with the SEC.

    The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this Proxy Statement.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

William E. Engbers
Brett D. Heffes
Thomas J. Litle

Relationship with Auditors

    The accounting firm of PricewaterhouseCoopers LLP., which has served as the Company's principal independent accountants continuously since the Company's formation, was selected by the Board to continue in that capacity for 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

Fiscal 2000 Audit Firm Fee Summary

    During fiscal 2000, PricewaterhouseCoopers LLP provided services in the following categories and amounts:

Description	Amount
Audit Fees	$126,800
Financial Information Systems Design and Implementation Fees	—
All Other Fees	227,008

    The Audit Committee has determined that PricewaterhouseCoopers LLP's provision of services to the Company not related to its audit of the Company's financial statements was at all relevant times compatible with that firm's independence.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Compensation

    Each member of the Board of Directors who is not an employee of the Company or any parent or subsidiary of the Company (an "Eligible Director") receives a $15,000 annual retainer and a fee of $1,000 for each meeting of the Board of Directors attended. Directors who are employees of the Company are not paid any separate fees for serving as directors. Beginning in the third quarter of fiscal 2000, the Chairman of the Audit Committee receives a quarterly fee of $1,000.00 and the Chairman of the Compensation Committee receives a quarterly fee of $250.00.

    Under the Company's Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Plan"), each Eligible Director is automatically granted an option to purchase 20,000 shares of Common Stock upon first joining the Board of Directors. Such option is immediately vested in full unless otherwise determined by the Compensation Committee of the Board of Directors prior to grant. In addition, in connection with each annual meeting of stockholders each Eligible Director who has served for at least six months before the meeting and continues to serve at the meeting is automatically granted an option to purchase 7,500 shares of Common Stock. Such option is immediately vested in full. All of the options automatically granted to Eligible Directors under the 1993 Plan have exercise prices equal to the closing price of the Common Stock on the date of grant as reported by The Nasdaq Stock Market and expire on the seventh anniversary of the date of grant. Should the 2001 Plan be approved, future automatic option grants to Eligible Directors will be made under the 2001 Plan rather the 1993 Plan but will be on the same terms as set forth in the 1993 Plan.

Executive Compensation

    The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for fiscal 2000, the fiscal year ended December 25, 1999 ("fiscal 1999") and the fiscal year ended December 26, 1998 ("fiscal 1998") of the Chief Executive Officer of the Company and the four other most highly paid executive officers of the Company and its subsidiaries.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Period	Salary(1)(2)($)	Bonus(2)($)	Other Annual Compensation (2)(3)($)		Securities Underlying Options(4)(#)	All Other Compensation (5)(6)($)
Gordon R. Cooke President, Chief Executive Officer and Chairman of the Board of Directors	Fiscal 2000 Fiscal 1999 Fiscal 1998	$570,769 528,846 439,903	$560,000 280,000 437,500	$123,021(7 * *	)	190,000 50,000 150,000	$295,719 274,988 122,325
Dennis J. Adomaitis President of The Birch Pond Group, Inc.	Fiscal 2000 Fiscal 1999 Fiscal 1998	305,769 225,000 —	240,000 300,000 —	101,347(8 * —)		150,000 150,000 —	33,515 21,203 —
Patricia C. Lee President—J. Jill Merchandising	Fiscal 2000 Fiscal 1999 Fiscal 1998	305,769 267,500 189,332	240,000 120,000 118,500	* * *		115,000 25,000 100,000	29,410 19,613 1,665
John J. Hayes President of J. Jill Direct, Inc.	Fiscal 2000 Fiscal 1999 Fiscal 1998	280,289 255,000 218,176	220,000 82,500 110,500	* * *		70,000 25,000 50,000	34,728 23,886 1,665
Olga L. Conley President of Corporate Services, Chief Financial Officer and Treasurer	Fiscal 2000 Fiscal 1999 Fiscal 1998	214,039 192,500 158,173	168,000 63,000 80,500	* * *		55,000 10,000 50,000	40,296 23,275 1,665

(1)
Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2)
Amounts reported for each period include amounts earned with respect to that period but paid in a subsequent period.

(3)
In accordance with the rules of the Securities and Exchange Commission, perquisites and other benefits, securities and property that, in the aggregate, do not equal or exceed the lesser of either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer for the period in question do not need to be reported, and in such cases an asterisk appears in the table.

(4)
The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers during any of the reported periods.

(5)
The amounts reported include the following Company matching contributions pursuant to the Company's 401(k) Plan and Trust for fiscal 2000, fiscal 1999 and fiscal 1998, respectively, for the benefit of the named individuals: Mr. Cooke, $3,975, $1,203 and $1,665; Mr. Adomaitis, $3,975, $1,203 and $0; Ms. Lee, $3,975, $1,203 and $1,665; Mr. Hayes, $3,975, $1,203 and $1,665; and Ms. Conley, $3,975, $1,203 and $1,665. The amounts reported for fiscal 2000 also include (i) the following amounts paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming the named individual as beneficiary, and (ii) the following amounts paid by the Company representing the remainder of the policy premium for such insurance with respect to each named individual: Mr. Cooke, (i) $3,614 and (ii) $240,622; Mr. Adomaitis, (i) $265 and (ii) $19,735; Ms. Lee, (i) $191 and (ii) $18,219; Mr. Hayes, (i) $263 and (ii) $22,420; and Ms. Conley, (i) $206 and (ii) $21,866. The amounts reported for fiscal 2000 also include the following amounts paid by the Company to the named individuals in exchange for their agreement to terminate certain stock options for shares of Common Stock: Mr. Cooke, $17,890; Mr. Adomaitis, $9,540; Ms. Lee, $7,025; Mr. Hayes, $4,308; and Ms. Conley, $3,312. The amount reported for Mr. Cooke for fiscal 2000 also includes $15,620 paid for a term life insurance policy for the benefit of Mr. Cooke and $13,998 with respect to interest on a loan to Mr. Cooke from a bank. The amounts reported for fiscal 1999 also include (i) the following amounts paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming the named individual as beneficiary, and (ii) the following amounts paid by the Company representing the remainder of the policy premium for such insurance with respect to each named individual: Mr. Cooke, (i) $3,092 and (ii) $241,144; Mr. Adomaitis, (i) $233 and (ii) $19,767; Ms. Lee, (i) $176 and (ii) $18,234; Mr. Hayes, (i) $216 and (ii) $22,467; and Ms. Conley, (i) $172 and (ii) $21,900. The amount reported for Mr. Cooke for fiscal 1999 also includes $23,430 paid for a term life insurance policy for the benefit of Mr. Cooke and $6,119 with respect to interest on a loan to Mr. Cooke from a bank. The amount reported for Mr. Cooke for fiscal 1998 includes $8,050 paid by the Company with respect to the term life portion of a "split-dollar" life insurance policy naming Mr. Cooke as beneficiary and $112,610 paid by the Company representing the remainder of the policy premium.

(6)
In connection with the split-dollar life insurance policies for the named individuals described in footnote 5 above, each of the named individuals has collaterally assigned the policy to the Company and, with certain exceptions, the Company will be entitled to receive from the insurer upon the death of the named individual or the termination of the named individual's employment an amount equal to the lesser of cash surrender value of the policy or the aggregate amount of premiums paid by the Company.

(7)
Includes the provision of a residence by the Company to Mr. Cooke, at an expense to the Company of $39,573, as well as the payment of $55,000 by the Company to Mr. Cooke to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits from the Company, including but not limited to the aforementioned residence.

(8)
Includes $86,947 paid by the Company in reimbursement of Mr. Adomaitis's moving expenses.

Option Grants

    The following table sets forth certain information regarding stock options granted during fiscal 2000 by the Company to the individuals named in the Summary Compensation Table:

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Shares Underlying Options Granted(#)(1)		Percent of Total Options Granted to Employees in Fiscal 2000	Exercise Price Per Share ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
						5%($)	10%($)
Gordon R. Cooke	190,000	(3)	22.75%	$11.4375	10/23/07	$884,680	$2,061,681
Dennis J. Adomaitis	150,000	(4)	17.96	11.4375	10/23/07	698,432	1,627,643
Patricia C. Lee	115,000	(4)	13.77	11.4375	10/23/07	535,464	1,247,859
John J. Hayes	70,000	(4)	8.38	11.4375	10/23/07	325,935	759,567
Olga L. Conley	55,000	(4)	6.59	11.4375	10/23/07	256,092	596,802

(1)
All of these options were granted under the 1993 Plan. These options are exercisable during the holder's lifetime only by the holder, and by the holder only while the holder is an employee of the Company, and for certain limited periods of time thereafter in the event of retirement, death or termination of employment other than for cause. In addition, in the event of death of the option holder while an employee of the Company and before expiration of the option, these options vest in full. These options also are subject to accelerated vesting in the event that a "Qualified Sale" occurs and immediately prior to the closing of such Qualified Sale the holder is an employee of the Company. Immediately prior to such closing each such option shall become exercisable as to the number of shares subject to the option, up to 100%, equal to two times the number of shares as to which the option otherwise would have been exercisable immediately prior to such closing. "Qualified Sale" means the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company or a merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3)
This option vests as to 1/12th of the shares which may be purchased thereunder on November 23, 2000, and as to an additional 1/12th of such shares on the 23rd day of each month thereafter, contingent upon the option holder's continued employment with the Company or one of its wholly-owned subsidiaries on such vesting date.

(4)
Each of these options vests as to 1/18th of the shares which may be purchased thereunder on November 23, 2000, and vests as to an additional 1/18th of such shares on the 23rd day of each month thereafter, contingent upon the option holder's continued employment with the Company or one of its wholly-owned subsidiaries on such vesting date.

Option Exercises and Fiscal Year-End Values

    The following table sets forth certain information concerning the number and value of stock options exercised by each of the individuals named in the Summary Compensation Table during fiscal 2000 and of unexercised stock options held by each of such individuals on December 30, 2000:

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised Options Held at December 30, 2000(#)		Value of Unexercised In-the-Money Options Held at December 30, 2000($)(2)
	Shares Acquired on Exercise(#)
		Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gordon R. Cooke	0	$0	293,094	161,459	$3,719,677	$684,117
Dennis J. Adomaitis	0	0	16,666	133,334	67,706	541,669
Patricia C. Lee	7,375	23,907	36,377	126,823	265,165	656,487
John J. Hayes	20,000	152,084	70,777	86,723	676,470	497,490
Olga L. Conley	0	0	62,228	68,340	634,091	400,424

(1)
Value is based on the last sales price of the Common Stock on the exercise date, as reported by The Nasdaq Stock Market, less the applicable option exercise price.

(2)
Value is based on the last sales price of the Common Stock before the end of fiscal 2000 ($15.50 per share on December 29, 2000), as reported by The Nasdaq Stock Market, less the applicable option exercise price.

Certain Employment and Severance Arrangements

    Gordon R. Cooke and Dennis J. Adomaitis each have employment agreements with the Company which, among other things, provide that if their employment is terminated by the Company other than for just cause (as defined in the agreements), the Company will make severance payments to them in an aggregate amount equal to their annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid.

    In addition, each of the persons named in the Summary Compensation Table is a party to a severance agreement with the Company which provides for the following payments to the executive if the executive's employment is terminated within two years following a change in control (as defined in the agreements) by the Company without cause (as defined in the agreements) or by the executive with good reason (as defined in the agreements): (i) a lump sum equal to 2 times the sum of (A) the executive's annual base salary at the time of termination plus (B) the average annual incentive compensation plan bonus payment to the executive over the last two years, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive; (ii) a pro-rated incentive compensation bonus for the year of termination; and (iii) continuation of standard group life, disability, accident and health insurance for a period of two years post-termination. In addition, the executive's employment shall be deemed to have been terminated following a change in control by the Company without cause or by the executive with good reason if the executive's employment is terminated prior to a change in control without cause at the direction of a person who has entered into an agreement with the Company the consummation of which will constitute a change in control or if the executive terminates his employment with good reason prior to a change in control (determined by treating a potential change in control (as defined in the agreements) as a change in control in applying the definition of good reason), if the circumstance or event which constitutes good reason occurs at the direction of such person.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The Committee currently consists of Mr. Engbers (Chairman) and Ms. Owades. Mr. Shanaman served on the Compensation Committee from March 2000 until March 2001. During the portion of fiscal 2000 prior to the appointment of Mr. Shanaman to Compensation Committee, the Compensation Committee consisted of Mr. Engbers and Ms. Owades.

Compensation Committee Report on Executive Compensation

  Compensation Policy

    During fiscal 2000 the Company's compensation package for its executive officers had three principal components: (1) base salary, (2) bonus, and (3) stock options. The Company's executive officers were also eligible to participate in other employee benefit plans on substantially the same terms as other senior management employees and other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans. Additionally, in April 2000, the Company made payments totaling $57,747 to certain senior management employees, including executive officers, in exchange for their agreement to terminate stock options for a total of 879,000 shares of Common Stock.

    Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Base salaries for executive officers are reviewed annually, and any adjustments are based on such factors as individual performance, change in responsibilities and market-based comparisons with similarly situated companies.

    Under the Company's incentive compensation plan for fiscal 2000, the Company's executive officers were eligible to receive bonuses based on a percentage of base salary conditioned on the Company's ability to achieve its operating plan. Assigned bonus percentages varied depending on the Compensation Committee's view of the importance of the executive officer's contribution to the Company's ability to achieve its operating plan. The Company exceeded its operating plan for both the spring and fall seasons of fiscal 2000, and accordingly bonuses were paid to the Company's executive officers for fiscal 2000.

    Stock option awards are intended to provide the Company's executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted stock options to all of the Company's current executive officers during fiscal 2000.

    Section 162(m) of the Internal Revenue Code generally limits the amount of annual compensation paid by a company to certain of its officers that is deductible for federal income tax purposes to $1 million for each such officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Although the Compensation Committee generally seeks to assure, where appropriate, that officer compensation will meet the Section 162(m) requirements for deductibility, such deductibility is but one of many factors considered by the Compensation Committee in establishing compensation levels. The Compensation Committee has authorized and may continue to authorize compensation payments that do not qualify as performance-based compensation and that are in excess of the limit in circumstances when the Committee believes such payment is appropriate..

  Chief Executive Officer Compensation

    Mr. Cooke's base salary during fiscal 2000 was $570,769. The Company achieved its operating income goals for both the spring and fall seasons of fiscal 2000, and accordingly Mr. Cooke received bonuses for fiscal 2000 under the fiscal 2000 incentive compensation plan totaling $560,000. During fiscal 2000 Mr. Cooke was granted options to purchase 190,000 shares of Common Stock at $11.4375 per share. The Company also paid $244,236 in premiums with respect to "split-dollar" life insurance and $15,620 in premiums with respect to term life insurance for the benefit of Mr. Cooke. In connection with the split-dollar insurance, Mr. Cooke has collaterally assigned the policy to the Company and, with certain exceptions, the Company will be entitled to receive from the insurer upon Mr. Cooke's death or the termination of his employment an amount equal to the lesser of the cash surrender value of the policy or the aggregate amount of premiums paid by the Company. The Company also paid $17,890 to Mr. Cooke in exchange for his agreement to terminate stock options for a total of 200,000 shares of Common Stock, provided Mr. Cooke with certain perquisites including but not limited to a residence and paid Mr. Cooke $55,000 to offset the tax burden assumed by Mr. Cooke in connection with his receipt of certain perquisites and other non-cash benefits.

    In setting Mr. Cooke's compensation for fiscal 2000, the Compensation Committee considered the compensation payable to the chief executive officers at other public companies in the Company's industry and the Company's historical performance under Mr. Cooke's leadership.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

William E. Engbers (Chairman)
Ruth M. Owades

Performance Graph

    The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the Nasdaq Stock Market Index for U.S. Companies and the Russell 2000 Index, and a peer group of companies selected on a line-of-business basis. The peer group (the "peer group") consists of Blair Corporation, Coldwater Creek Inc., dELiA's Inc., Geerlings & Wade, Inc., Hanover Direct, Inc., Lands' End, Inc., Lillian Vernon Corp., Spiegel, Inc., and Williams-Sonoma Incorporated. The return for each issuer in the peer group is weighted according to the issuer's stock market capitalization.

    The cumulative stockholder return for shares of the Company's Common Stock is calculated assuming $100 was invested on December 31, 1995. The cumulative stockholder returns for the market indexes and the peer group are calculated assuming $100 was invested on December 31, 1995. The Company paid no cash dividends during the periods shown. The performance of the market indexes and the peer group is shown on a total return (dividends reinvested) basis.

	Cumulative Total Return
	12/95	12/96	12/97	12/98	12/99	12/00
THE J. JILL GROUP, INC.	100.00	181.82	757.58	1381.82	300.00	1127.27
NASDAQ STOCK MARKET (U.S.)	100.00	123.04	150.69	212.51	394.92	237.62
RUSSELL 2000	100.00	116.49	142.55	138.92	168.45	147.25
PEER GROUP	100.00	142.81	186.09	214.94	237.63	121.76

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    At the close of business on April 3, 2001, there were issued and outstanding 11,866,662 shares of Common Stock entitled to cast 11,866,662 votes. On April 3, 2001, the closing price of the Common Stock as reported by The Nasdaq Stock Market was $16.875 per share.

Principal Stockholders

    The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 3, 2001 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock issuable by the Company pursuant to options which may be exercised within 60 days after April 3, 2001 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

	Shares Beneficially Owned(1)
Name	Number	Percent
Putnam Investments, LLC. (2)	1,381,300	11.64%
One Post Office Square Boston, MA 02109
Austin W. Marxe (3) David M. Greenhouse (3)	865,500	7.29%
153 East 53rd Street 51st Floor New York, NY 10022
Dimensional Fund Advisors Inc (4)	778,550	6.56%
1299 Ocean Avenue Santa Monica, CA 90401
Dennis J. Adomaitis (5)	63,611	*
Olga L. Conley (6)	109,317	*
Gordon R. Cooke (7)	500,222	4.09%
William E. Engbers (8)	30,150	*
John J. Hayes (9)	246,558	2.06%
Brett D. Heffes (10)	27,500	*
Patricia C. Lee (11)	116,389	*
Thomas J. Litle (12)	60,750	*
Ruth M. Owades (13)	61,000	*
Samuel L. Shanaman (14)	161,906	1.36%
Jonathan P. Ward (15)	0	*
All current directors and executive officers as group (11 persons) (16)	1,424,492	11.14%

*
Less than one percent.

(1)
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
The Company has received a copy of a report (the "Putnam Report") on Schedule 13G/A, with a signature dated February 13, 2001, filed by Putnam Investments, LLC. ("PI") on behalf of itself as well as its affiliates, Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, LLC. ("PIM") and the Putnam Advisory Company, LLC. ("PAC"). The report states that PIM and PAC are each subsidiaries of PI, which is in turn a subsidiary of MMC, and that the securities reported on the Putnam Report as being beneficially owned by MMC and PI consist of securities beneficially owned by PIM and PAC, which in turn include securities beneficially owned by clients of PIM and PAC, which are each registered investment advisors, and that such clients of PIM and PAC may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. The report states that MMC and PI disclaim beneficial ownership and power to vote, dispose of, or direct the voting or disposal of any of the securities covered by the Putnam Report. The report also states that of the securities covered by the Putnam Report, PI has shared voting power as to 451,700 of such securities and shared dispositive power as to all of such securities, that PIM has shared dispositive power as to 205,200 of such securities and that PAC has shared voting power as to 451,700 of such securities and shared dispositive power as to 1,172,800 of such securities.

(3)
The Company has received a copy of a report (the "SSF Report") on Schedule 13G/A, with signatures dated February 12, 2001, filed by Special Situations Fund III, L.P. ("SSF"), MGP Advisers Limited Partnership ("MGP"), Special Situations Cayman Fund, L.P. ("Cayman"), AWM Investment Company, Inc. ("AWM"), Austin W. Marxe ("Marxe") and David M. Greenhouse ("Greenhouse"). The report states that (a) the principal business of SSF and Cayman is to invest in, sell, convey, transfer, exchange and otherwise trade in principally equity and equity related securities; (b) the principal business of MGP is to act as general partner of and investment adviser to SSF III; (c) the principal business of AWM is to act as the general partner of MGP and as the general partner of and the investment adviser to Cayman; and (d) the principal occupation of Austin W. Marxe and David Greenhouse is to serve as officers, directors and members or principal shareholders of MGP and AWM. The Company has been orally advised that as of February 21, 2001, 865,500 shares were beneficially owned by Marxe and Greenhouse, of which 706,300 shares were owned by SSF, 180,250 shares were owned by Cayman and 125,000 shares were owned by Special Situations Private Equity Fund, L.P. ("Private Equity") The Company has been orally advised that Marxe and Greenhouse share voting power and dispositive power as to all of the aforementioned shares.

(4)
The Company has received a copy of a report (the "Dimensional Report") on Schedule 13G, with a signature dated February 2, 2001, filed by Dimensional Fund Advisors Inc. ("Dimensional"). The report states that Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnished investment advice to four investment companies registered under the Investment Advisors Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts ("Funds"). Dimensional reports that it possesses voting and/or investment power over the securities described in the Dimensional Report that are owned by the Funds and that all of the securities described in the Dimensional Report are owned by the Funds. Dimensional in the Dimensional Report disclaims beneficial ownership of all of the securities described in the Dimensional Report.

(5)
Includes 58,333 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(6)
Includes 85,831 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(7)
Includes 20,600 shares held by Mr. Cooke's daughters. Also includes 375,386 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(8)
Includes 150 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife. Also includes 22,500 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(9)
Includes 103,347 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(10)
Includes 20,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(11)
Includes 76,572 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(12)
Includes 2,250 shares held by Mr. Litle's wife. Also includes 58,500 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(13)
Includes 58,500 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(14)
Includes 22,500 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following April 3, 2001.

(15)
Should Mr. Ward be elected to the Board at the annual meeting of stockholders, then upon joining the Board he will receive a nonqualified option to purchase 20,000 shares of Common Stock which will be immediately vested in full. No portion of the shares which would be issuable under such option are included above.

(16)
Includes shares listed in notes 5 to 14. Also includes 11,951 shares held by Peter J. Tulp and 35,138 shares issuable Mr. Tulp upon the exercise of one or more outstanding stock option exercisable within sixty days following April 3, 2001.

PROPOSAL TWO
AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

    On March 9, 2001, the Board approved, and voted to recommend to the stockholders that they approve, an amendment to the Company's Restated Certificate of Incorporation, as amended to date, to increase the authorized Common Stock from 15,000,000 shares to 30,000,000 shares. On April 3, 2001, there were 11,866,662 shares of Common Stock outstanding, and an additional 351,919 shares were reserved for issuance pursuant to the 1993 Plan and the Company's employee stock purchase plan (the "Stock Plans").

    The Board believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible financings, stock dividends, management and employee incentive plans, acquisitions or other general corporate purposes. However, as of the date of mailing of this Proxy Statement to stockholders, there is no plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance under the Stock Plans or the 2001 Plan. If the amendment is approved by the stockholders, the Board of Directors will have authority to issue additional shares of Common Stock without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desired flexibility in connection with possible financings and other corporate purposes, would have the effect of diluting the ownership interests of the Company's current stockholders. Holders of Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

    The Board recommends that that you vote FOR the increase in authorized Common Stock.

PROPOSAL THREE
APPROVAL OF THE 2001 INCENTIVE AND NON-STATUTORY
STOCK OPTION PLAN OF THE J. JILL GROUP, INC.

    As of March 9, 2001, only 74,950 shares of Common Stock remained available for issuance under the 1993 Plan. Consequently, on March 9, 2001, the Board adopted, subject to stockholder approval, the 2001 Plan. Up to 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends and other similar events) may be issued pursuant to stock options granted under the 2001 Plan.

    The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel and that the granting of stock options to key personnel serves as an important factor in retaining them. Accordingly, the Board believes adoption of the 2001 Plan is in the best interests of the Company and recommends a vote for this proposal.

  Summary of the 2001 Plan

    The following summary of the 2001 Plan is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

    The 2001 Plan authorizes (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, and (ii) the grant of non-statutory stock options ("Non-Statutory Options"). The exercise price of options granted under the 2001 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of Incentive Options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant.

    The 2001 Plan is administered by the Compensation Committee of the Board. Except for certain non-discretionary option grants to the Company's Eligible Directors described below, the Compensation

Committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2001 Plan. Incentive Options may be granted under the 2001 Plan to employees, including officers and directors who are also employees, of the Company or any of its subsidiaries. As of March 9, 2001, approximately 1278 employees were eligible to participate in the 2001 Plan. Non-Statutory Options may be granted under the 2001 Plan to employees, officers, individuals providing services to the Company and directors, whether or not they are employees of the Company. Neither Incentive Options nor Non-Statutory Options granted under the 2001 Plan may be repriced, whether by the reduction of their respective exercise prices or by their cancellation and replacement.

    No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholder")). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000. In no event may any person be granted options under the 2001 Plan in any calendar year to purchase more than 250,000 shares of Common Stock.

    Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after (i) termination of the optionee's employment by the Company for cause, (ii) thirty days after termination of the optionee's employment by the Company without cause or by the optionee voluntarily, (iii) ninety days following the optionee's retirement from the Company in good standing by reason of age or disability under the then established rules of the Company, and (iv) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment with the Company.

    Payment of the exercise price of the shares subject to the option may be made with (i) cash or check for an amount equal to the option price for such shares, (ii) with the consent of the Compensation Committee, delivery of such documentation as the Compensation Committee and the broker, if applicable, will require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iii) with the consent of the Compensation Committee, such other consideration which is acceptable to the Compensation Committee and has a fair market value equal to the option price of such shares, or (iv) with the consent of the Compensation Committee, a combination of the foregoing.

    The 2001 Plan provides that each Eligible Director shall automatically receive a grant of a Non-Statutory Option for the purchase of 20,000 shares of Common Stock upon joining the Board, which option shall be immediately vested in full unless otherwise determined by the Compensation Committee at the time of grant. The 2001 Plan additionally provides that each Eligible Director, on the date of each annual meeting or special meeting in lieu thereof following the 2001 Annual Meeting of Stockholders, shall automatically receive a grant of an immediately fully-vested Non-Statutory Option for the purchase of 7,500 shares of Common Stock, provided that such Eligible Director is a member of the Board at the time of such annual meeting or special meeting in lieu thereof and has served on the Board for at least six months at the time of such meeting. If the 2001 Plan is approved by the stockholders of the Company, the Company intends to file, as soon as practicable after such approval, a Registration Statement under the Securities Act of 1933 covering the shares of Common Stock that shall be issuable under the 2001 Plan.

  New Plan Benefits

    The Company is unable to determine the dollar value and number of options that may be received by or allocated to (i) any of the Company's executive officers, (ii) the Company's current executive officers, as a group, (iii) the current Eligible Directors, as a group, and (iv) the Company's employees who are not executive officers, as a group, as a result of the approval of the 2001 Plan because the Company at this time is unable to determine whether any of the current Eligible Directors will meet the requirements to receive automatic grants of options and all other options are granted by the Compensation Committee of the Board on a discretionary basis. Had the 2001 Plan been in effect during fiscal 2000, no options would have been granted to any of the persons or groups specified in the table below because during such period a sufficient number of shares remained available for issuance under the 1993 Plan to satisfy both the Company's obligations to the Eligible Directors and the Compensation Committee's objectives respecting long term incentive compensation.

    The following table sets forth information concerning the benefit that will be received by or allocated to the persons specified, assuming that the 2001 Plan is approved:

NEW PLAN BENEFITS

2001 Incentive and Non-Statutory Stock Option Plan of The J. Jill Group, Inc.

Name and Position	Dollar Value ($) (1)	Number of Securities Underlying Options Granted
Gordon R. Cooke President, Chief Executive Officer and Chairman of the Board of Directors	$—	—	(2)
Dennis J. Adomaitis President of The Birch Pond Group, Inc.	—	—	(2)
Patricia C. Lee President—J. Jill Merchandising	—	—	(2)
John J. Hayes President of J. Jill Direct, Inc.	—	—	(2)
Olga L. Conley President of Corporate Services, Chief Financial Officer and Treasurer	—	—	(2)
Executive Group	—	—	(2)
Eligible Director Group	—	—	(3)
Non-Executive Officer Employee Group	—	—	(2)

(1)
The dollar value of any options that might be granted under the 2001 Plan is not determinable at this time. The exercise price of options granted under the 2001 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of Incentive Options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant.

(2)
Does not include shares of Common Stock issuable pursuant to options that might be granted to the specified person or group during the current fiscal year or thereafter because the grant of options to such specified person or group under the 2001 Plan is discretionary.

(3)
Does not include shares of Common Stock issuable pursuant to Non-Statutory Options that might be automatically granted to the specified group under the 2001 Plan in connection with future annual meetings or special meetings in lieu thereof because the Company at this time is unable to determine whether any of the current Eligible Directors will meet the requirements to receive any such automatic grants of options.

  Amendment of 2001 Plan

    The Company's Board of Directors may modify, revise or terminate the 2001 Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to the 2001 Plan may not be changed or increased (other than pursuant to certain changes in the Company's capital structure) without the consent of the stockholders of the Company.

  FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 2001 PLAN

    The grantee of a Non-Statutory Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Non-Statutory Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Non-Statutory Option.

    The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

    The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit that may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

    In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

    The Board recommends a vote FOR the approval of the 2001 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2000 and Form 5 and amendments thereto furnished to the Company with respect to fiscal 2000, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

SOLICITATION

    This proxy is solicited on behalf of the Board of Directors of the Company. You are requested to sign and return your proxy card promptly.

    The expenses connected with soliciting proxies will be borne by the Company. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. The Company has engaged Corporate Investor Communications, Inc. ("CIC") to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay CIC $7,000.00 for such efforts. In addition to the use of the mails, certain directors, officers, and employees may solicit proxies in person or by use of other communications media.

STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the annual meeting scheduled to be held in May 2002, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company's principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy Statement was mailed on or about April 19, 2001, so the date by which proposals are required to be received under Rule 14a-8 will be December 20, 2001.

    In addition, the By-Laws of the Company provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board of Directors, the stockholder must give timely notice thereof in writing to the Secretary of the Company not less than 60 days before the date of the annual meeting; provided, however, that if an annual meeting of stockholders is to be held on a date prior to the date for the annual meeting specified in the By-Laws, and if less than 70 days' notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. If next year's annual meeting is held on the date specified in the By-laws, the deadline for submission of notice will be March 11, 2002, and any proposal or nomination submitted after March 11, 2002 will be untimely. The By-Laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

MISCELLANEOUS

    The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

    Stockholders of record on April 3, 2001 will receive a Proxy Statement and the Company's 2000 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to Olga L. Conley, Chief Financial Officer, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

APPENDIX A

The J. Jill Group, Inc. and Subsidiaries
AUDIT COMMITTEE CHARTER

Organization

    There shall be a committee of the Board of Directors to be known as the Audit Committee. The Committee shall be composed of at least three directors, all of whom are independent of the management of The J. Jill Group, Inc. and its subsidiaries (the "Company") and meet applicable NASD standards. Committee members and the Committee chairman shall be designated by the full Board of Directors.

Statement of Policy

    The Committee, working with such expert assistance as may be appropriate under the circumstances, shall provide assistance to the Company's directors in fulfilling their responsibilities relating to corporate accounting and financial reporting practices of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the Company's independent accountants and the financial management of the Company. Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits (this is the responsibility of the independent accountants) or to determine that the Company's financial statements are complete and accurate (this is the responsibility of management).

Responsibilities

    The Committee shall have the following duties and responsibilities:

1.
Assist the Board of Directors in the selection, evaluation and, where appropriate, replacement of the Company's independent accountants.

2.
Review with management the appropriateness of the fees to be paid to the Company's independent accountants.

3.
Review with the independent accountants and financial management of the Company the scope and results of the annual and other audits, including any comments or recommendations of the independent accountants.

4.
Review, in conjunction with and based on the advice of, the independent accountants and financial and accounting personnel of the Company, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

5.
Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

6.
Review with management and the independent accountants at the completion of the annual audit:

(a)
the Company's annual financial statements and related footnotes contained in the annual report to shareholders, and the Company's compliance with applicable SEC requirements;

(b)
the independent accountants' audit of the financial statements and their report thereon, including a report as to any significant changes required in the independent accountants' audit plan;

(c)
any changes in accounting principles; and

  (d)
  other matters related to the conduct of the audit as are to be communicated to the Committee under generally accepted auditing standards.

7.
Receive from the Company's independent accountants a formal written statement delineating all relationships between such accountants and the Company, consistent with Independence Standards Board Standard 1, actively engage in a dialogue with such accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and take, or recommend that the Board take, appropriate action to oversee the independence of such accountants.

8.
Review, or designate a committee member who reviews, in each case in conjunction with management and the independent accountants, quarterly financial reports before they are filed with the SEC or other regulators.

9.
Review, in conjunction with counsel, legal and regulatory matters of a financial nature that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

10.
Prepare a letter or statement for inclusion in the annual report or annual proxy statement to the shareholders that describes the Committee's composition and responsibilities, and how they were discharged.

11.
The Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

Meetings

    It is anticipated that the Committee will meet at least twice in each fiscal year. However, the Committee may establish its own schedule. Each meeting shall include an executive session that will allow the Committee to maintain free and open communications with the Company's independent accountants.

    The Committee shall meet separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent accountants of the Company, at such times as it deems appropriate, to review such accountants' examination and management report.

    The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof, and unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

Reports

    The Committee may present its summaries of recommendations to the Board in written or oral form. The Committee recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

Minutes

    The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Accountability of Independent Accountants

    The Company's independent accountants are ultimately accountable to the Board and the Committee as representatives of shareholders.

Other

    The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

1.
At the Company's expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

2.
To request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent accountants to the Company participating in such independent accountants' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

Cooperation

    The Committee hereby requests that officers of the Company cooperate with the Committee and render such assistance to it as it shall seek in carrying out its functions.

Appendix B

2001 Incentive and Non-Statutory Stock Option Plan
of
THE J. JILL GROUP, INC.

2001 Incentive and Non-Statutory Stock Option Plan
of
THE J. JILL GROUP, INC.
TABLE OF CONTENTS

SECTION 1.	PURPOSE	1
SECTION 2.	ADMINISTRATION	1
2.1	The Committee	1
2.2	Powers of the Committee	1
SECTION 3.	STOCK	2
3.1	Stock to be Issued	2
3.2	Expiration, Cancellation or Termination of Option	2
3.3	Limitation on Grants	2
SECTION 4.	ELIGIBILITY	2
4.1	Persons Eligible	2
4.2	Greater-Than-Ten-Percent Stockholders	3
4.3	Maximum Aggregate Fair Market Value	3
4.4	Option Grants to Eligible Directors	3
SECTION 5.	TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE	3
5.1	Termination of Employment	3
5.2	Death or Retirement of Optionee	4
SECTION 6.	TERMS OF THE OPTION AGREEMENTS	4
6.1	Expiration of Option	5
6.2	Exercise	5
6.3	Purchase Price	5
6.4	Transferability of Options	5
6.5	Rights of Optionees	5
6.6	Repurchase Right	5
6.7	"Lockup" Agreement	5
SECTION 7.	METHOD OF EXERCISE, PAYMENT OF PURCHASE PRICE	6
7.1	Method of Exercise	6
7.2	Payment of Purchase Price	6
SECTION 8.	CHANGES IN COMPANY'S CAPITAL STRUCTURE	6
8.1	Rights of Company	6
8.2	Recapitalization, Stock Splits and Dividends	6
8.3	Merger without Change of Control	7
8.4	Sale or Merger with Change of Control	7
8.5	Adjustments to Common Stock Subject to Options	7
8.6	Miscellaneous	8
SECTION 9.	GENERAL RESTRICTION	8
9.1	Investment Representations	8
9.2	Compliance with Securities Laws	8
9.3	Employment Obligation	8
9.4	Withholding Tax	8
SECTION 10.	AMENDMENT OR TERMINATION OF THE PLAN	8
SECTION 11.	NONEXCLUSIVITY OF THE PLAN	9
SECTION 12.	EFFECTIVE DATE AND DURATION OF THE PLAN	9

ii

Section 1.  Purpose

    This 2001 Incentive and Non-Statutory Stock Option Plan (the "Plan") of The J. Jill Group, Inc. (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and for certain other individuals providing services to or acting as directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Statutory stock options ("Non-Statutory Options") under the Plan which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 424 of the Code.

Section 2.  Administration

    2.1  The Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") or another committee consisting of at least two members of the Company's Board (in either case, the "Committee"). None of the members of the Committee shall be an officer or other employee of the Company. It is the intention of the Company that the members of the Committee shall each be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "Outside Director" (as such term is defined below), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a "Non-Employee Director" or "outside director." Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The term "Outside Director" as used in the Plan (1) shall mean a director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director, and (2) shall be determined, and amended where necessary, in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

    2.2  Powers of the Committee.  Subject to the terms and conditions of the Plan, the Committee shall have the power:

    (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

    (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees;

    (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including:

    (i)
    to accelerate the vesting schedule; or

    (ii)
    to extend the expiration date;

provided, however, that the Committee shall not have the power to reprice any options issued under the Plan, whether by reducing their exercise price or canceling them and issuing replacement options in their stead.

    (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

Section 3.  Stock

    3.1  Stock to be Issued.  The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

    3.2  Expiration, Cancellation or Termination of Option.  Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

    3.3  Limitation on Grants.  In no event may any person be granted options under the Plan in any calendar year to purchase more than 250,000 shares of Common Stock. The number of shares of Common Stock issuable pursuant to an option granted under the Plan that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in the calendar year of grant.

Section 4.  Eligibility

    4.1  Persons Eligible.  Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Non-Statutory Options may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to members of the Board and consultants or other persons who render services to the Company or any such parent or subsidiary (regardless of whether they are also employees), provided, however, that options may be granted to members of the Board who are not employees of the Company or any such parent or subsidiary ("Eligible Directors") only as provided in Section 4.4.

    4.2  Greater-Than-Ten-Percent Stockholders.  Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 425 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

    4.3  Maximum Aggregate Fair Market Value.  The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of incentive stock options) shall not exceed

$100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

    4.4  Option Grants to Eligible Directors.

    (a) Relation to Prior Plans.  After the date of the meeting of stockholders at which this Plan is approved, the provisions of this Section 4.4 shall supersede those of Section 4.4 of the Company's Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan.

    (b) Grant of Options.

      (i)  On the date each new Eligible Director first joins the Board, such Eligible Director shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock. Such Non-Statutory Option shall be immediately vested in full unless otherwise determined by the Committee prior to the grant of such Non-Statutory Option.

      (ii) On the date of each annual meeting of the Company's stockholders or special meeting in lieu thereof, each Eligible Director who has served for at least six months and continues to serve at that meeting shall automatically be granted a Non-Statutory Option to purchase 7,500 shares of Common Stock. Such Non-Statutory Option shall be immediately vested in full.

    (c) Purchase Price.  The purchase price per share of Common Stock under each Non-Statutory Option granted pursuant to this Section 4.4 shall be equal to the fair market value of the Common Stock on the date the Non-Statutory Option is granted, such fair market value to be determined in accordance with the provisions of Section 6.3.

    (d) Expiration.  Each Non-Statutory Option granted to an Eligible Director under this Section 4.4 shall expire on the seventh anniversary of the date of grant.

Section 5.  Termination of Employment or Death of Optionee

    5.1  Termination of Employment.  Except as may be otherwise expressly provided herein, options shall terminate on the earlier of:

    (a) the date of expiration thereof;

    (b) immediately upon the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary); or

    (c) thirty days after the date of termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) without cause or voluntarily by the optionee;

provided, that Non-Statutory Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses (b) and (c) above.

    An employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company (or any such parent or subsidiary). Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be determined by the Committee at the time thereof. As used herein, "cause" shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company) are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee's ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary).

    5.2  Death or Retirement of Optionee.  In the event of the death of the holder of an option that is subject to clause (b) or (c) of Section 5.1 above prior to termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option at the time of his death.

    If, before the date of the expiration of an option that is subject to clause (b) or (c) of Section 5.1 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which he was entitled to exercise such option immediately prior to such retirement.

Section 6. Terms of the Option Agreements

    Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. The shares of stock issuable upon exercise of an option by any executive officer, director or beneficial owner of more than ten percent of the Common Stock of the Company may not be sold or transferred (except that such shares may be issued upon exercise of such option) by such officer, director or beneficial owner for a period of six months following the grant of such option.

    Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

    6.1  Expiration of Option.  Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 of this Plan.

    6.2  Exercise.  Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

    6.3  Purchase Price.  The purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, that the option price of any option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of the grant of an Incentive Stock Option to a greater-than-ten-percent stockholder). For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, the mean of the bid and asked prices per share on the date of grant of the option or, if the Common Stock is not traded over the counter, the fair market value as determined by the Committee.

    6.4  Transferability of Options.  Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him/her.

    6.5  Rights of Optionees.  No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

    6.6  Repurchase Right.  The Committee may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase is granted. In the event the Committee shall grant options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

    6.7  "Lockup" Agreement.  The Committee may in its discretion specify upon granting an option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company's securities), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

Section 7.  Method of Exercise, Payment of Purchase Price

    7.1  Method of Exercise.  Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

    7.2  Payment of Purchase Price.  Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; and provided further that the Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or (iii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1247(d) of the Code) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations. For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 6.3. As promptly as practicable after receipt of the

Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

Section 8.  Changes in Company's Capital Structure

    8.1  Rights of Company.  The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    8.2  Recapitalization, Stock Splits and Dividends.  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall automatically be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares set forth in Sections 3, 3.3 and 4.4 shall be adjusted by substituting therefor that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

    8.3  Merger without Change of Control.  After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

    8.4  Sale or Merger with Change of Control.  If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition, provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

    8.5  Adjustments to Common Stock Subject to Options.  Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

    8.6  Miscellaneous.  Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

Section 9.  General Restriction

    9.1  Investment Representations.  The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

    9.2  Compliance with Securities Laws.  The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

    The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

    9.3  Employment Obligation.  The granting of any option shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ or continue to employ any optionee; and the right of the Company (or any such parent or subsidiary) to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him/her.

    9.4  Withholding Tax.  Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

Section 10.  Amendment or Termination of the Plan

    The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that (i) the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to this Plan shall not be changed or increased, other than by operation of Section 8 hereof, without the consent of the stockholders of the Company, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

Section 11.  Nonexclusivity of the Plan

    Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

Section 12.  Effective Date and Duration of the Plan

    The Plan shall become effective upon its adoption by the Board of Directors, provided that the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of the Plan by the Board. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 10 hereof, whichever shall first occur.

/x/ PLEASE MARK VOTES AS IN THIS EXAMPLE

THE J. JILL GROUP, INC.	1. To elect the following nominees as Class B Directors of the Company
		For All Nominees	Withhold	For All Except
	(01) Brett D. Heffes (02) Ruth M. Owades (03) Jonathan P. Ward	/ /	/ /	/ /
Mark box at right if an address change or comment has been noted on the reverse side of this card./ / CONTROL NUMBER: RECORD DATE SHARES:
NOTE: If you do not wish your shares voted "For" one or more of the nominees, mark the "For All Except" box and strike a line through the name of the such nominee(s). Your shares will be voted for the remaining nominee(s).
	2. To amend the Company's Restated Certificate of Incorporation, as amended to date, to increase the Company's authorized Common Stock from 15,000,000 shares to 30,000,000 shares	For / /	Against / /	Abstain / /

	3. To approve the 2001 Incentive and Non-Statutory Stock Option Plan of The J. Jill Group, Inc., under which an aggregate of 1,000,000 shares of the Company's Common Stock will be made available for option grants	For / /	Against / /	Abstain / /
Please be sure to sign and date this Proxy	Date

Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailing in the United States.

Stockholder sign here	Co-owner sign here
DETACH CARD		DETACH CARD

THE J. JILL GROUP, INC.

    Dear Stockholder,

    Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Stockholders to be held June 1, 2001.

                      Sincerely,

                      The J. Jill Group, Inc.

THE J. JILL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE J. JILL GROUP, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS
OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY
AND RETURN IT IN THE ENCLOSED ENVELOPE

Proxy for the Annual Meeting of Stockholders to be held on June 1, 2001

    The undersigned stockholder of The J. Jill Group, Inc. (the "Company"), revoking all prior proxies, hereby appoints Gordon R. Cooke and Olga L. Conley, or either of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts on Friday, June 1, 2001, beginning at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated April 19, 2001 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on stock certificate. If stockholder is a corporation, please sign in full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS
REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TWO AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL THREE APPROVAL OF THE 2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN OF THE J. JILL GROUP, INC.
NEW PLAN BENEFITS 2001 Incentive and Non-Statutory Stock Option Plan of The J. Jill Group, Inc.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
AVAILABLE INFORMATION
The J. Jill Group, Inc. and Subsidiaries AUDIT COMMITTEE CHARTER
THE J. JILL GROUP, INC.